EXHIBIT 10.29

                            SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement shall be effective as of May 7 ,2002, and is entered into by and between Aura Systems, Inc., a Delaware corporation ("Aura"), and CRS Emergency Vehicles, Co. ("CRS"), an Oklahoma corporation, Custom Coaches International, an Oklahoma corporation ("CCI"), and C. Ray Smith, individually (hereinafter be referred to collectively as the "Defendants"). This Settlement Agreement is entered into with reference to the following facts:

                                    RECITALS

     A. WHEREAS, on or about December 11, 2001, Aura caused a Complaint to be filed against Defendants in the action which is commonly known as Aura v. CRS Emergency Vehicles, Co., et al, United States District Court Case No. 01-10612 DDP (BQRx). Said Complaint shall hereinafter be referred to as the "Action."

     B. WHEREAS, the Complaint in the Action sought recovery with respect to Defendants' breach of a Distributor Agreement (attached to the Complaint as Exhibit "A") arising from Defendants' failure to pay for 400 units of AuraGen G5000 and G8500 generators. The amount sought by Aura in the Action was:
$1,341,472, which includes the following: damages1: $1,234,729; pre-judgment interest2: $78,009; attorneys fees3: $28,294; and costs4: $440.

     C. WHEREAS, in response to the allegations of Aura in the Action, Defendants' Answer admits to certain allegations plead in Aura's Complaint and denies certain allegations.

     D. WHEREAS, the Defendants represent that only 399 units were shipped instead of the 400 alleged by Aura (hereafter "Shipped Units") and that four of the Shipped Units were used to replace units previously sold by Aura under warranty. The one missing unit shall hereafter be referred to as the "Missing Unit." The Defendants further represent that they have in their possession the 395 Shipped Units and the four units that were replaced (hereafter "Swapped Units"). They further represent that the remaining Shipped Units are in good order and condition.

     E. WHEREAS, Aura and the Defendants now wish to resolve all disputes existing between them with respect to any and all matters and claims, both known and unknown, arising from or related to the nonpayment of the Product as asserted in the Complaint and in all discovery and pleadings in the Action, based on the terms and conditions of this Settlement Agreement ("Agreement").


                                    AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Affirmative Obligations of the Defendants (hereafter "Affirmative Obligations"):

          i. Upon the signing of this Agreement, Defendants agree to immediately make available the Shipped Units and the Swapped Units to Aura or their designated representative. Aura will pick up and transport the Product at Aura's expense.

          ii. Defendants shall use their best efforts to conduct a search for and, if found or located, immediately return, at their expense, the Missing Unit.

          iii. Upon the signing of this Agreement, Defendants shall turn over to Aura all documentation relating, in any way, to the Swapped Units including, but not limited to, work orders, purchase orders, warranty documentation, packaging materials or any similar documentation containing information regarding the Swapped Units.

          iv. Upon the signing of this Agreement, Defendants shall return to Aura any and all documentation relating to its performance under the Distributor Agreement and/or its status as an AuraGen(TM) distributor, whether or not such documentation was supplied to them by Aura in the first instance, including, but not limited to, all certificates, advertising, sales or marketing materials, manuals or instruction materials, warranty documentation, and the Distributor Agreement.

          v. The Defendants agree to waive any rights they might otherwise have in connection with the Distributor Agreement and to any warranty or service obligation on the part of Aura as to the Missing Unit or the Shipped Units used to replace the Swapped Units.

     2. Dismissal With Prejudice Within ten (10) days of full performance of all of the Affirmative Obligations, Aura shall cause to be filed with the Court a dismissal of the entire Action.

     3. Standstill Agreement and Waiver of the Statutes of Limitations The parties hereto agree that the Action is to be stayed in its present state as to all matters pending the full performance of all of the Affirmative Obligations, and that, prior to that time, the Action may be fully reactivated at Aura's election upon the breach of this Agreement by any of the Defendants. The parties further waive the application of all laws, rules or statutes of repose requiring the timely bringing or prosecution of claims (including, but not limited to, the statutes of limitations; the doctrines of waiver, estoppel and latches), as to all claims which are or which might be reasonably assertable in the Action by way of the current Complaint or by way of the filing of an amended complaint against any of the Defendants.

     5. Release Except for any remaining rights or obligations as have been created under this Agreement, upon full performance by Defendants of all of the Affirmative Obligations, Aura and Defendants hereby fully, completely, finally and forever release, relinquish and discharge each other and each of their respective parent companies, predecessor companies, subsidiaries, affiliated companies, related entities, agents, present and former employees, attorneys, insurers, successors and assigns (which said aforementioned released parties shall hereinafter be referred to collectively as "Releasees"), of and from any and all claims, actions, causes of action, demands, rights, debts, agreements, promises, liabilities, damages, accountings, costs and expenses, whether known or unknown, suspected or unsuspected, fixed or contingent, of every nature whatsoever, which relate to the claims asserted in the Action. Each party to bear their own attorney's fees and costs. All matters released hereunder, shall sometimes hereinafter be referred to as the "Released Claims."

          IT IS THE INTENTION OF THE PARTIES HERETO THAT THIS DOCUMENT SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND RELEASE OF EACH AND EVERY RELEASED CLAIM. IN FURTHERANCE OF THIS INTENTION, THE PARTIES HERETO, AND EACH OF THEM, ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY LEGAL COUNSEL AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE
     SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
     RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          THE PARTIES HERETO, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW DOCTRINES OF SIMILAR EFFECT.

     The parties hereto, and each of them, acknowledge that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true with respect to the Released Claims, but that, notwithstanding the foregoing, it is their intention that this release operate to fully, finally, completely and forever settle and release each Releasee from each, every and all of the Released Claims, and that in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases, notwithstanding the discovery or existence of any such additional or different facts.

     The parties hereto warrant and represent to each other that as to any Released Claim, the party releasing same is the sole and absolute owner thereof, free and clear of all other rights and interests therein and has the right, ability and sole power to release such Released Claims, and the releasing party agrees to hold harmless and indemnify the released parties from any liability or claim asserted against a released party which is based on a claim which the releasing party purported to release hereunder.

     6. Attorneys Fees In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Settlement Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, the prevailing party in such a dispute shall be entitled to recover, in addition to any other remedy to which such party may be entitled, all of its costs and attorneys fees in connection with the dispute, including costs and attorneys fee incurred on appeal, irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

     7. No Admission of Liability The existence of this Agreement nor the conduct of any of the parties hereto shall constitute or be construed as an admission of any liability or any wrongdoing whatsoever on the part of any of the parties hereto.

     8. Interpretation In the event that any language in this Agreement is held to be uncertain, any such language shall not be interpreted against any party to the Agreement based on who drafted such language.

     9. Authority The undersigned further represent and warrant that they have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement.

     10. Counterparts This Agreement may be signed in counterparts which will be binding upon the parties hereto as if all of said parties executed the original hereof.

     11. Facsimile Signatures This Agreement may be executed by facsimile signatures. A copy of this Agreement bearing a facsimile signature or signatures shall have the same force and effect as an original agreement with inked original signatures.

     12. Waiver No waiver by any party hereto of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision hereof.

     13. Amendment This Agreement cannot be amended or modified except by a writing executed by the parties hereto which expresses, by its terms, an intention to modify this Agreement.

     14. Successors This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective administrators, trustees, executors, personal representatives, successors and permitted assigns.

     15. Confidentiality Except as is noted below, neither the Parties, nor the respective employees, agents, or attorneys of any of them shall disclose the terms and existence of this Agreement or any documents and/or evidence produced or learned of during discovery, including third party discovery, written discovery, depositions or the facts discovered in this action to any third person without the prior written consent of the other parties to this Agreement. This confidentiality agreement shall never expire.

     The exceptions are that such information as is necessary may be disclosed:

                  (a) If required by operation of law or court order or by way of subpoena with reasonable notice to the Parties to afford any opposing Party an opportunity to move to quash said subpoena or seek a protective order;

                  (b) To the officers, directors, employees, agents, attorneys, corporate affiliates (including officers, directors, employees, agents and attorneys thereof) of the parties to this Agreement;

                  (c)  In an action to enforce the terms of this Agreement;

                  (d) Upon inquiry from third parties as to the results of the litigation, the parties may only disclose that the matter has been resolved.

     In the event that either party  intends  disclosure  pursuant to subsection
(a) of this Section 15, at least ten (10) days written notice will be given to the other parties hereto and their counsel prior to disclosing such information, setting forth all information that is proposed to be disclosed, the identity of each person to whom the information is to be disclosed, the reasons for such disclosure and the circumstances pursuant to which disclosure is proposed to be made.

     16. Integration This Agreement constitutes the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of this Agreement. The parties hereto have expressly and intentionally included in this Agreement all collateral or additional agreements which may, in any manner, touch or relate to any of the subject matter of this Agreement; therefore, all promises, covenants and agreements, collateral or otherwise, are included herein. The parties acknowledge that in entering into this Agreement, neither has relied on any statement, promise, representation or warranty whatsoever, which is not expressly contained herein. It is the intention of the parties to this Agreement that it shall constitute an integration of all their agreements, and each understands that in the event of any subsequent litigation, controversy or dispute concerning any of its terms, conditions or provisions, no party hereto shall be permitted to offer or introduce any oral or extrinsic evidence concerning any other alleged collateral or oral agreement between the parties not included herein.

     17. Miscellaneous.

     17.1. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     17.2. This Agreement shall be deemed to have been drafted jointly by the parties hereto; accordingly, any rule pertaining to the construction of contracts to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or of any modifications of or amendments to this Agreement.

     17.3.  The  paragraph   headings   contained  in  this  Agreement  are  for
convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     17.4. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.


                                   SIGNATURES


                                            CRS EMERGENCY VEHICLES


Date: _____________                         By:____________________________
                                               [Signature]
                                               ----------------------------
                                               [Print Name and Title]


                                             CUSTOM COACH INTERNATIONAL


Date: _____________                          By:____________________________
                                                [Signature]
                                                ----------------------------
                                                [Print Name and Title]


Date: _____________                            ______________________________
                                                C. RAY SMITH
                                                [Signature]


                                               AURA SYSTEMS INC.

Date: _____________                           By:____________________________
                                                 [Signature]
                                                 ----------------------------
                                                 [Print Name and Title]


APPROVED AS TO FORM AND CONTENT:


                                            PRINDLE, DECKER & AMARO LLP


                                            By:____________________________
                                               R. JOSEPH DECKER
                                               Attorneys for AURA SYSTEMS, INC.


                                            THE DRUMMOND FIRM


                                            By:______________________________
                                               GENTER F. DRUMMOND
                                               WILL K. WRIGHT
                                               Attorneys for CRS EMERGENCY
                                               VEHICLES,   CUSTOM   COACH
                                               INTERNATIONAL, C. RAY SMITH


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1 See, Exhibit "C" attached to plaintiff's Complaint.

2 See, California Civil Code ss. 3289(b); "the obligation shall bear interest at a rate of 10% per annum after a breach." Pre-judgment interest was calculated to May 1, 2002, as follows: (a) $266,000 was due on 07/12/01 (292 days) at 10% =
$21,280; (b) $266,000 was due on 08/30/01 (243 days) at 10% =
$17,709; (c) $266,000 was due on 09/30/01 (212 days) at 10% =
$15,450; (d) $436,729 was due on 10/15/01 (197 days) at 10% =
$23,570; Total: $78,009.

3 See, U.S.D.C Central District Local Rule 55-4; "$5,600 plus 2% of the amount over $100,000."

4 Court costs to date: (a) filing fee: $150; (b) service fees: $290 = $440